SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest
event  reported):  September  20,  2007
                   --------------------

                           WESTSIDE ENERGY CORPORATION
                          -----------------------------
               (Exact name of registrant as specified in its Charter)

       Nevada                       0-49837                      88-0349241
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  (State  or  other            (Commission  File              (IRS  Employer
jurisdiction  of  Incorporation)     Number)            Identification  Number)


3131  Turtle  Creek  Blvd,  Suite  1300,  Dallas,  Texas        75219
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(Address  of  principal  executive  offices)                 (Zip  Code)

Registrant's  telephone  number,
including  area  code:   214/522-8990
                         ------------

_______________________________________________________________________________
           (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     The information included in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01.

ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On September 25, 2007, Westside Energy Corporation ("Registrant") entered into an asset purchase and sale agreement (the "Acquisition Agreement") with GulfTex Operating, Inc. and TD Energy Services, Inc. (separately a "Seller" and collectively the "Sellers"), pursuant to which Registrant agreed to purchase from the Sellers, and the Sellers agreed to sell to Registrant, certain assets then owned by Sellers (collectively, the "Assets"). The acquisition of the Assets was also consummated on September 25, 2007. Registrant elected to have its subsidiary Westside Energy Production Company, LP take title to the Assets.

     The acquired Assets consist (in part) of rights in approximately 1,400 gross acres. The acquired Assets also consist (in part) of the following:

         1. Five  producing  wells  involving various  small  working interests;

         2. Four wells awaiting completion situated in Johnson County, Texas involving 43.75% working interests; and

         3. One well being drilled in Johnson County, Texas involving a 43.75% working interest.

     The acquired Assets feature estimated net proved developed producing gas reserves of .6 Bcfe, estimated net proved undeveloped gas reserves of 11.6 Bcfe, and natural gas production of 380 Mcf/d as of a recent date.

     The purchase price for the Assets consisted of (1) cash in the initial amount of $2,000,000 and (2) 904,000 shares of Registrant's common stock. The cash portion of the purchase price is subject to a post-closing adjustment believed by Registrant to be fairly customary. Funding for the cash paid at the closing was provided by Knight Energy Group II, LLC ("Knight") pursuant to the loan transaction discussed in "Item 2.03 Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of Registrant" below. Funding for any additional cash due as a result of the post-closing adjustment will be provided from Registrant's available cash or from the preceding loan transaction. Registrant retained a part of the cash portion of the purchase price ($150,000) for a 90-day holdback in case of post-closing claims of Registrant against either Seller. This retained amount largely represents the limit against which Registrant can assert a post-closing claim against either Seller.

     Registrant agreed to assume all liabilities relating to the Assets arising after closing and certain liabilities relating to the Assets existing as of closing. Registrant believes that its assumption of liabilities was customary for transactions akin to the Asset acquisition.
     Prior to the consummation of the acquisition of the Assets, there were no material relationships between (a) either Seller and its respective officers, directors, affiliates, associates or shareholders, on the one hand, and (b) the officers, directors, affiliates, associates or stockholders of the Registrant, on the other hand.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

     On September 20, 2007, Registrant, as borrower, entered into an unsecured $8.0 million loan arrangement (the "Loan") with Knight Energy Group II, LLC ("Knight"), as lender. The Loan is represented by a revolving note (the "Note"). The Note provides the terms under which Knight will make available to Registrant an unsecured revolving credit facility in an aggregate amount of up to $8.0 million. As a condition to a draw against the Loan, Registrant must provide a detailed Authority for Expenditure (an "AFE").

     The outstanding principal amount of the Loan will bear interest at an annual rate equal to the one-month London Interbank Offer Rate (LIBOR) plus 5.0%. Accrued interest will be due and payable on the first day of each month (commencing October 1, 2007) as long as any amount remains outstanding on the Loan. The unpaid principal amount of, and all accrued and unpaid interest on, the Loan shall be due and payable in their entirety on September 1, 2008. The Note contains customary events of default that entitle Knight to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Loan.

     In connection with the consummation of the Loan, Registrant and two of its wholly-owned subsidiaries entered into an amendment (the "Amendment") of the $25 million two-year Credit Agreement that they had previously entered into with a syndicate of four private investment funds, including Spindrift Partners, L.P., Spindrift Investors (Bermuda) L.P., Placer Creek Partners, L.P. and Placer Creek Investors (Bermuda) L.P. (collectively, the "Existing Lenders"). The amendment permitted the Loan, but requires that any amounts borrowed pursuant to the Loan be used only for (1) the acquisition of oil and gas properties from GulfTex Operating, Inc., (2) the development of existing oil and gas properties, and (3) the payment of interest owed either to the Existing Lenders or to Knight.

     In connection with the acquisition of the Assets, Registrant borrowed $2.6 million under the Note for the payment of the $2.0 million cash portion of the purchase price, and for additional development activities expenditures.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit
Number          Exhibit Title

10.01 Asset Purchase and Sale Agreement dated September 25, 2007 by and between GulfTex Operating, Inc. and TD Energy Services, Inc., on the one hand, and Registrant, on the other hand
10.02 Revolving Note dated September 20, 2007 executed by Registrant in favor of Knight Energy Group II, LLC in a principal amount of up to $8.0 million
10.03 First Amendment dated September 20, 2007 to Credit Agreement dated as of March 23, 2007 between Registrant, Westside Energy Production Company, LP, and Westside Energy Operating Company, LP, on the one hand, and Spindrift Partners, L.P., Spindrift Investors (Bermuda) L.P., Placer Creek Partners, L.P. and Placer Creek Investors (Bermuda) L.P., on the other hand

     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WESTSIDE  ENERGY  CORPORATION
                              (Registrant)

Date:  September  26,  2007   By:  /s/  Sean  J.  Austin
                                   ----------------------
                              Sean  J.  Austin,
                              Vice  President  and
                              Chief  Financial  Officer